    As filed with the Securities and Exchange Commission on September 4, 1997

                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                    PDT, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                              -------------------
                  (State or other jurisdiction of organization)


                                   77-0222872
                               -------------------
                      (I.R.S. Employer Identification No.)

                              7408 Hollister Avenue
                         Santa Barbara, California 93117
                               -------------------
               (Address of Principal Executive Offices)(Zip Code)


                        PDT, Inc. 1989 Stock Option Plan
                        PDT, Inc. 1994 Stock Option Plan
                     PDT, Inc. 1996 Stock Compensation Plan
                               -------------------
                            (Full title of the plans)



                               GARY KLEDZIK, Ph.D.
                      Chairman and Chief Executive Officer
                                    PDT, Inc.
                              7408 Hollister Avenue
                         Santa Barbara, California 93117
                                 (805) 685-9880
                               -------------------
            (Name, address and telephone number of agent for service)


                                    Copy to:
                             ELIZABETH A. KING, ESQ.
                                 Bryan Cave LLP
                             120 Broadway, Suite 500
                         Santa Monica, California 90401
                              --------------------

=====================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================




-------------------------- --------------------- ---------------------- ---------------------- ----------------------

                                                   Proposed Maximum       Proposed Maximum
 Title of Securities to    Amount of Shares to    Offering Price per     Aggregate Offering          Amount of
      be Registered           be Registered              Share                  Price            Registration Fee

-------------------------- --------------------- ---------------------- ---------------------- ----------------------

 Common Stock, par value
     $.01 per share             1,250,000*            $39.1875**            $48,984,375**          $14,843.75


-------------------------- --------------------- ---------------------- ---------------------- ----------------------


* Includes 20,606 shares of Common Stock of PDT, Inc. (the "Company" or the "Registrant") issuable upon exercise of options granted under the Company's 1989 Stock Option Plan, 45,457 shares of Common Stock issuable upon exercise of options granted under the Company's 1994 Stock Option Plan and 1,183,937 shares of Common Stock issuable pursuant to awards granted and reserved for future awards that may be granted under the Company's 1996 Stock Compensation Plan.

** Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of Common Stock of PDT, Inc. on September 2, 1997 as reported by the Nasdaq Stock Market.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


               The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

               The following documents and information previously filed with the Commission are hereby incorporated by reference:

               a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

               b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1997.

               c. Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 0-25544) filed with the Commission on February 13, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

               Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

               The validity of the shares of the Company's Common Stock registered hereunder will be passed upon for the Company by Bryan Cave LLP, Santa Monica, California.

Item 6.   Indemnification of Directors and Officers.

               Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to provide in its certificate of incorporation that directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

               Section 145 of the Delaware Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

               The Registrant is presently subject to Section 2115 of the California Corporations Code (the "California Code"), according to which Section 317 of the California Code applies to the indemnification of officers and directors of the Registrant. Under Section 317 of the California Code, permissible indemnification by a corporation of its officers and directors is substantially the same as permissible indemnification under Section 145 of the Delaware Law, except that (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation, (ii) the Delaware Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors, (iii) in a case of stockholder approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person, and
(iv) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware Law permits the directors in any circumstance to appoint counsel to undertake such determination.

               The Registrant in its Bylaws has provided for indemnification of its officers, directors, employees and other agents substantially identical to that permitted under the California Code. Section 145 of the Delaware Law and
Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, shareholder vote, agreement or otherwise. The limitation of liability contained in the Registrant's Certificate of Incorporation and the indemnification provision included in the Registrant's Bylaws are consistent with Delaware Law Sections 102(b)(7) and 145. The Registrant has also entered into separate indemnification agreements with its directors and officers that could require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, including liabilities that may arise under the Securities Act of 1933. In addition, the Company has purchased directors and officers insurance.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

               Not Applicable.

Item 8.  Exhibits.

Exhibit
Number
------

4.1 PDT, Inc. Stock Option Plan dated September 19, 1989 ("1989 Stock Option Plan") [A] [10.9]
4.2      Amendment No. 1 to PDT, Inc. 1989 Stock Option Plan [B] [10.34]
4.3      PDT, Inc. 1994 Stock Option Plan [A] [10.11]
4.4      Amendment No. 1 to PDT, Inc. 1994 Stock Option Plan [B] [10.35]
4.5      PDT, Inc. 1996 Stock Compensation Plan [C]
5.1      Opinion of Bryan Cave LLP
23.1     Consent Of Ernst & Young LLP
23.2     Consent of Bryan Cave LLP (included in Exhibit 5.1)

[A] Incorporated by reference to the exhibit referred to in brackets contained in the Registrant's Registration Statement on Form S-1 (File No. 33-87138).
[B] Incorporated by reference to the exhibit referred to in brackets contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-25544).
[C] Incorporated by reference to Exhibit A to the Registrant's definitive Proxy Statement dated April 25, 1997 for the PDT, Inc. 1997 Annual Meeting of Shareholders.


Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on September 3, 1997.

                                PDT, Inc.

                                By: /S/ Gary S. Kledzik
                                -----------------------
                                Gary S. Kledzik, Ph.D., Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary S. Kledzik, Ph.D. and John Philpott, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                            Date
---------                   -----                            ----


/S/ Gary S. Kledzik         Chairman of the Board,           September 3, 1997
-------------------         Director,and Chief Executive
Gary S. Kledzik, Ph.D.      Officer(principal executive
                            officer)


/S/ David E. Mai            Director and President           September 3, 1997
----------------
David E. Mai


/S/ John M. Philpott        Chief Financial Officer          September 3, 1997
-------------------         (principal financial officer
John M. Philpott            and principal accounting
                            officer)


/S/ Michael D. Farney       Director                         September 3, 1997
---------------------
Michael D. Farney


/S/ Donald K. McGhan        Director                         September 3, 1997
--------------------
Donald K. McGhan


/S/ Raul E. Perez, M.D.     Director                         September 3, 1997
-----------------------
Raul E. Perez, M.D.


/S/ Charles T. Foscue       Director                         September 3, 1997
---------------------
Charles T. Foscue

                         INDEX TO EXHIBITS



                                                                                 Sequentially
Exhibit                                                                          Numbered
Number                        Exhibit                                            Page
------                        -------                                            ----

4.1       PDT, Inc. Stock Option Plan dated September 19, 1989 ("1989
          Stock Option Plan") [A] [10.9]

4.2       Amendment No. 1 to PDT, Inc. 1989 Stock Option Plan [B][10.34]

4.3       PDT, Inc. 1994 Stock Option Plan [A] [10.11]

4.4       Amendment No. 1 to PDT, Inc. 1994 Stock Option Plan [B][10.35]

4.5       PDT, Inc. 1996 Stock Compensation Plan [C]

5.1       Opinion of Bryan Cave LLP

23.1      Consent Of Ernst & Young LLP

23.2      Consent of Bryan Cave LLP (included in Exhibit 5.1)

[A] Incorporated by reference to the exhibit referred to in brackets contained in the Registrant's Registration
          Statement on Form S-1 (File No. 33-87138)

[B] Incorporated by reference to the exhibit referred to in brackets contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (File No.
          0-25544).

[C] Incorporated by reference to the Registrant's definitive Proxy Statement dated April 25, 1997 for the PDT, Inc. 1997 Annual Meeting of Shareholders